Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

OF WARRANTS

OF

WESTROCK COFFEE COMPANY

Pursuant to the Prospectus/Offer to Exchange, dated August 28, 2024

Instructions for Use

Unless defined herein, terms used in this notice of guaranteed delivery (this “Notice of Guaranteed Delivery”) shall have the definitions set forth in the prospectus/offer to exchange, dated August 28, 2024 (as it may be amended or supplemented from time to time, the “Prospectus/Offer to Exchange”).

This Notice of Guaranteed Delivery, or one substantially in the form hereof, may be used to accept the Offer if:

•	the procedure for book-entry transfer cannot be completed on a timely basis; or

•	time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal and Consent (as defined below) and any other required documents, to reach Computershare Inc. and its affiliate, Computershare Trust Company, N.A (the “Exchange Agent”), prior to the Expiration Date.

This Notice of Guaranteed Delivery, properly completed and duly executed, must be delivered by mail, overnight courier, or email transmission to the Exchange Agent, as described in the section of the Prospectus/Offer to Exchange titled “The Offer and Consent Solicitation — Procedure for Tendering Warrants for Exchange and Consenting to the Warrant Amendment.” The method of delivery of all required documents is at the holder’s option and risk.

For this Notice of Guaranteed Delivery to be validly delivered, it must be received by the Exchange Agent at the address below before the Expiration Date. Delivery of this notice to another address will not constitute a valid delivery. Delivery to Westrock Coffee Company (the “Company”), the information agent, or the book-entry transfer facility will not be forwarded to the Exchange Agent and will not constitute a valid delivery.

The holder’s signature on this Notice of Guaranteed Delivery must be guaranteed by an “Eligible Institution,” and the Eligible Institution must also execute the Guarantee of Delivery attached hereto. An “Eligible Institution” is a bank, broker, dealer, credit union, savings association, or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association, or other entity which is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the U.S. Securities Exchange Act of 1934, as amended.

Deliver to:

By Mail:	By Email Transmission (for eligible institutions only):	By Express or Overnight Courier Delivery:

Computershare Trust Company, N.A. c/o Voluntary Corporate Action; COY: WRCC P.O. Box 43011 Providence, RI 02940-3011	For Delivery of Notice of Guarantee Delivery via Email: canoticeofguarantee@computershare.com	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions; COY: WRCC 150 Royall Street Suite V Canton, MA 02021

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR EMAIL, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY. THE ABOVE EMAIL ADDRESS CAN ONLY BE USED FOR DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. ANY TRANSMISSION OF OTHER MATERIALS WILL NOT BE ACCEPTED AND WILL NOT BE CONSIDERED A VALID SUBMISSION FOR THE TENDER OFFER.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

For additional information call the information agent, D. F. King & Co., Inc.: (800) 829-6554 or by email at WESTW@dfking.com.

In addition, if the instructions to the Letter of Transmittal and Consent require a signature on a Letter of Transmittal and Consent to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal and Consent.

TO:	COMPUTERSHARE TRUST COMPANY, N.A COMPUTERSHARE INC.

150 Royall Street, Suite V Canton, MA 02021 Attention: Corporate Actions

The undersigned acknowledges receipt of the prospectus/offer to exchange, dated August 28, 2024 (as it may be amended and supplemented from time to time, the “Prospectus/Offer to Exchange”), and the related letter of transmittal and consent (as it may be amended and supplemented from time to time, the “Letter of Transmittal and Consent”).

By signing this Notice of Guaranteed Delivery, the holder tenders for exchange, upon the terms and subject to the conditions described in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent, the number of warrants specified below, and provides consent to the Warrant Amendment (as defined in the Prospectus/Offer to Exchange), pursuant to the guaranteed delivery procedures described in the section of the Prospectus/Offer to Exchange titled “The Offer and Consent Solicitation — Procedure for Tendering Warrants for Exchange and Consenting to the Warrant Amendment.”

DESCRIPTION OF WARRANTS TENDERED

List below the warrants to which this Notice of Guaranteed Delivery relates.

Name(s) and Address(es) of Registered Holder(s) of
Warrants	Number of Warrants Tendered

Total:

(1)	Unless otherwise indicated above, it will be assumed that all warrants listed above are being tendered pursuant to this Notice of Guaranteed Delivery.

☐	CHECK HERE IF THE WARRANTS LISTED ABOVE WILL BE DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE DEPOSITORY TRUST COMPANY (“DTC”) AND COMPLETE THE FOLLOWING (FOR USE BY ELIGIBLE INSTITUTIONS ONLY):

Name of Tendering Institution:

Account Number:

SIGNATURES

Signature(s) of Warrant Holder(s)

Name(s) of Warrant Holder(s) (Please Print)

Address

City, State, Zip Code

Telephone Number

Date

GUARANTEE OF SIGNATURES

Authorized Signature

Name (Please Print)

Title

Name of Firm (must be an Eligible Institution as defined in this Notice of Guaranteed Delivery)

City, State, Zip Code

Date

GUARANTEE OF DELIVERY
(Not to be used for Signature Guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association, or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association, or other entity which is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the U.S. Securities Exchange Act of 1934, as amended (each of the foregoing constituting an “Eligible Institution”), guarantees delivery to the Exchange Agent of the warrants tendered and consents given, in proper form for transfer, or a confirmation that the warrants tendered have been delivered pursuant to the procedure for book-entry transfer described in the Prospectus/Offer to Exchange and the Letter of Transmittal and Consent into the Exchange Agent’s account at the book-entry transfer facility, in each case together with a properly completed and duly executed Letter(s) of Transmittal and Consent, or an Agent’s Message (as defined in the Prospectus/Offer to Exchange) in the case of a book-entry transfer, and any other required documents, all within one trading day on The Nasdaq Global Market after the date of receipt by the Exchange Agent of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and Consent to the Exchange Agent, or confirmation of receipt of the warrants pursuant to the procedure for book-entry transfer and an Agent’s Message, within the time set forth above. Failure to do so could result in a financial loss to such Eligible Institution.

Authorized Signature

Title

Name of Firm

City, State, Zip Code

Date